
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from Columbia
Futures Fund and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       6,353,896
<SECURITIES>                                         0
<RECEIVABLES>                                   48,289<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               7,417,345<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 7,417,345<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               684,867<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               601,012
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 83,855
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             83,855
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    83,855
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $24,489 and due from DWR of $23,800.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,015,160.
<F3>Liabilities include redemptions payable of $90,405, accrued brokerage commissions of $29,719, accrued management fees of $24,306, administrative expenses payable of $68,923 and accrued transaction fees and costs of $2,457.
<F4>Total revenues includes realized trading revenue of $276,604, net change in unrealized of $178,932 and interest income of $229,331.

